Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE

Contact:	Bud Ingalls
VP-Finance & Chief Financial Officer
(678) 728-2115

Millipore Corporation to Acquire Serologicals Corporation

—TRANSACTION WILL CREATE $1.4 BILLION LIFE SCIENCE LEADER—

—COMBINED COMPANY WILL HAVE HIGHER REVENUE GROWTH AND PROFITABILITY PROFILE—

SEROLOGICALS PRE-ANNOUNCES FIRST QUARTER RESULTS

ATLANTA, GA April 25, 2006 –Millipore Corporation (NYSE: MIL) and Serologicals Corporation (NASDAQ: SERO) announced today that their boards of directors have approved a definitive agreement whereby Millipore will acquire Serologicals for $31.55 per share in an all cash transaction. The acquisition will transform Millipore into a company with combined annual revenues of $1.4 billion, based on 2006 full year projections. Assuming stable foreign exchange rates, Millipore believes 2007 revenues for the combined company will grow between 9 and 11 percent over 2006 pro forma revenues.

The strategic combination of Millipore and Serologicals will significantly strengthen Millipore’s Bioscience Division by giving it leading positions in high growth segments such as drug discovery products and services, antibodies, cell biology reagents, and stem cell research. Millipore expects to increase sales of Serologicals’ products in international markets such as Europe, Asia and Japan, where Millipore has a significant presence. Millipore’s Bioprocess Division will gain a cell culture supplements offering that will facilitate its entry into the $1 billion upstream bioprocessing market. As a result, Millipore will be the only company in the industry that can offer both upstream cell culture and downstream separation offerings for biopharmaceutical production, further strengthening its relationships with biotechnology and pharmaceutical customers.

The combined organization of approximately 5,800 employees will have significantly expanded R&D capabilities and a worldwide sales and service organization of approximately 1,200 professionals selling a broad portfolio of complementary products.

Transaction Details

Under the terms of the agreement, Serologicals shareholders will receive $31.55 in cash for each share of Serologicals common stock they own. The total value of the transaction, including the assumption of the projected debt at closing, is estimated at approximately $1.4 billion. The transaction, which Millipore expects to close by June 30, 2006, is subject to Serologicals shareholder approval, customary regulatory approvals, and other conditions in the merger agreement. Millipore intends to finance the transaction with a combination of cash on hand and debt. The transaction is not subject to a financing condition. However, Millipore has obtained a commitment for the financing necessary to complete the acquisition from UBS Investment Bank who is also acting as Millipore’s exclusive financial advisor in connection with the transaction. J. P. Morgan Securities, Inc. is acting as Serologicals’ exclusive financial advisor in connection with the transaction.

Martin Madaus, Chairman, President, and CEO of Millipore said, “Our acquisition of Serologicals is transformational. This move will significantly increase our life sciences footprint and will advance many of our strategic objectives. Serologicals and Millipore are two of the fastest growing companies in our sector, and our combination will create a company with very attractive growth and profitability. Serologicals participates in a number of high-growth market segments and brings a portfolio of innovative, higher margin products that can be sold through our combined, global sales organization. With the addition of Serologicals’ R&D capabilities, we will also be able to pursue new markets and bring together the applications expertise of both companies to generate value for customers.”

He added, “The addition of Serologicals’ differentiated research products and services will make Millipore’s Bioscience Division a more strategic supplier with a broad range of solutions for the life science industry. We will advance our customers’ research by optimizing workflows from sample preparation, to developing and performing assays, to analyzing results. The addition of cell culture supplements to our Bioprocess Division will make Millipore the only company in the industry that can provide upstream cell culture and downstream separation offerings to our biopharmaceutical customers. Our comprehensive offering will include process development and scale-up, upstream processing, downstream filtration, and ongoing compliance monitoring and testing. We welcome the employees of Serologicals to Millipore, and we are excited about the depth of knowledge and experience they will bring to the Company.”

David A. Dodd, President and CEO of Serologicals said, “We are pleased with the company we built at Serologicals and are proud of our track record of achieving revenue growth, increasing profitability, and delivering value to our customers. We believe that our combination with Millipore represents an excellent opportunity to achieve attractive long-term growth, enhance product development, and develop a closer partnership with all of our customers in the life sciences and biopharmaceutical markets. Millipore is one of the most respected franchises in the life science industry and joining an industry leader will create opportunities for Serologicals employees, as part of the larger, combined organization.” Mr. Dodd will assist in the successful transition and will then depart from the company.

Serologicals Pre-Announces First Quarter 2006 Financial Results

Serologicals is pre-announcing anticipated financial results for the first quarter ended April 2, 2006. Revenues, diluted earnings per share and pro forma diluted earnings per share are expected to be $55.0 million, $0.08 per share and $0.14 per share, respectively. Pro forma diluted earnings per share exclude an expected $0.04 per share for amortization, $0.01 per share for acquisition integration costs, $0.02 per share for expenses for stock-based compensation and $(0.01) per share, net, related to one time charges for impairment, exiting costs and gain on sale of long-lived assets. We expect to release complete financial results and reconciliations between GAAP results and pro forma results for the first quarter of 2006 at the close of business on Tuesday, April 25, 2006.

As the result of our numerous acquisitions and other strategic corporate activities over the past five years, we provide pro forma results that exclude acquisition amortization, other acquisition related costs, expenses for stock-based compensation and other one-time charges. We also provide pro forma information as an addition to, and not as a substitute for, financial measures presented in accordance with GAAP. We believe the pro forma presentation is a beneficial supplemental disclosure to investors in analyzing and assessing our past and future performance. Reconciliations between GAAP results and the pro forma information will be presented in tables attached to our complete financial results, when they are released, and will be posted on our web site (www.serologicals.com) under the Investor Relations tab by the close of business on Tuesday April 25, 2006.

“We are extremely pleased with the start to 2006 and expect revenue and pro forma earnings will exceed our expectations and the consensus analyst expectations for the first quarter of 2006. We expect to achieve significant gross margin improvement as the result of changes in product mix, implementation of lean manufacturing initiatives and the impact of our plant rationalization efforts. While we continue to invest additional amounts in research and development, we also continue to leverage our overhead structure. Selling, general and administrative costs are expected to decline as a percentage of revenue as we saw the benefits of technology enhancements and overall spending controls. In addition, we are off to a strong start in the second quarter and excited about the outlook for 2006,” said David A. Dodd, President and CEO.

Conference Call

Millipore will host a conference call and web cast to discuss its Serologicals acquisition, quarterly financial results, business outlook, and related corporate and financial matters at 9:00 a.m. Eastern Time (ET) today, April 25, 2006. The live dial-in number for the call is (877) 216-6455 for domestic callers and (706) 634-2433 for international callers. The call can be accessed through Millipore’s website:  http://www.Millipore.com. A replay of the call will be archived on the Investor Relations section of the website and will also be available via telephone by dialing (800) 642-1687 or (706) 645-9291 and entering confirmation code: 7911287. The telephonic replay will be available beginning at 11:00 a.m. ET on April 25, 2006 until 8:00 p.m. ET on May 5, 2006.

Serologicals will not hold the previously announced earnings conference call that was scheduled for Thursday, April 27, 2006.

Serologicals Corporation, headquartered in Atlanta, GA, is a global leader in developing and commercializing consumable biological products, enabling technologies and services in support of biological research, drug discovery, and the bioprocessing of life-enhancing products. Serologicals’ customers include researchers at major life science companies and leading research institutions involved in key disciplines, such as neurology, oncology, hematology, immunology, cardiology, proteomics, infectious diseases, cell signaling and stem cell research. In addition, Serologicals is the world’s leading provider of monoclonal antibodies for the blood typing industry. Serologicals employs approximately 1,000 people worldwide and reported revenues of $275 million in 2005. For additional information on Serologicals Corporation, please visit our website: www.serologicals.com.

About Millipore Corporation

Millipore Corporation, headquartered in Billerica, MA, is a leading bioprocess and bioscience products and services company, organized into two divisions. The Bioprocess division offers solutions that optimize development and manufacturing of biologics. The Bioscience division provides high performance products and application insights that improve laboratory productivity. Millipore has a deep understanding of its customers’ research and manufacturing process needs, and offers reliable and innovative tools, technologies and services. Millipore employs approximately 4,800 people worldwide and reported revenues of $991 million in 2005. For additional information on Millipore Corporation, please visit its website: www.Millipore.com.

Statement Regarding Use of Non-GAAP Measures

The financial results that we report on the basis of GAAP include substantial cash and non-cash charges and tax benefits related to acquisitions, to the integration of acquired businesses with existing businesses, to expenses for stock-based compensation and to other one-time events. We present pro forma financial information in this press release because we believe that the information is a beneficial supplemental disclosure to investors in analyzing and assessing our past and future performance. We believe that the pro forma financial information is useful because, among other things, by eliminating the effect of one-time acquisition and integration costs and other one-time events and the related tax benefits, it provides an indication of the profitability and cash flows of the acquired businesses and our on-going operations.

The pro forma financial information, excluding acquisition related amortization and other one-time costs, is limited because it does not reflect the entirety of our business costs. Therefore, we encourage investors to consider carefully our results under GAAP, as well as our pro forma disclosures and the reconciliation between these presentations to more fully understand our business. Reconciliations between GAAP results and the pro forma information will be presented in tables attached to our complete financial results, when they are released, and will be posted on our web site (www.serologicals.com) under the Investor Relations tab by the close of business on Tuesday April 25, 2006.

Safe Harbor Statement

This release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, among other things, statements regarding the transaction pursuant to which we will be acquired by Millipore, the financing for such transaction, the expected closing date of such transaction and the effect of such transaction on us, our employees and our customers. Forward-looking statements are only predictions and are not guarantees of performance. Forward-looking statements are based on current expectations of future events and are based on our current views and assumptions regarding future events and operating performance. You should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made, and we undertake no obligation to publicly update these statements based on events that may occur after the date of this press release.

Additional Information and Where to Find It

In connection with the proposed merger and required stockholder approval, Serologicals Corporation will file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SEROLOGICALS AND THE MERGER. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Serologicals with the SEC may be obtained free of charge by contacting Serologicals at Serologicals Corporation, Attn: Public Affairs, 5655 Spalding Drive, Norcross, Georgia 30092, Telephone: 678-728-2018. Our filings with the SEC are also available on our website at www.serologicals.com.

Participants in the Solicitation

Serologicals and its officers and directors may be deemed to be participants in the solicitation of proxies from Serologicals’ stockholders with respect to the merger. Information about Serologicals’ executive officers and directors and their ownership of Serologicals’ stock is set forth in the proxy statement for Serologicals’ 2006 Annual Meeting of Shareowners, which was filed with the SEC on April 7, 2006. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Serologicals and its respective executive officers and directors in the acquisition by reading the preliminary and definitive proxy statements regarding the merger, which will be filed with the SEC.